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                                                                    EXHIBIT 10.1


                          CAPROCK COMMUNICATIONS CORP.
                               FIRST AMENDMENT TO
                           1998 EQUITY INCENTIVE PLAN

     On or about June 20, 1998, CapRock Communications Corp., a Texas corporation (the "Company"), adopted the CapRock Communications Corp. 1998 Equity Incentive Plan (the "Plan"). The Company desires to amend the Plan as set forth herein:

1. The definition of "Committee" as set forth in Section 2(i) of the Plan is hereby amended to read in its entirety as set forth below:

     (i) "Committee" means (a) the Compensation Committee of the Board of Directors with respect to Awards granted to all Employees and Consultants (other than "Non-Employee Directors" of the Company within the meaning of Rule 16b-3) and (b) the entire Board of Directors with respect to Awards granted to "Non-Employee Directors" of the Company within the meaning of Rule 16b-3.

2. A definition entitled "Continuing Directors of the Company" is hereby added as new Section 2(m) of the Plan to read in its entirety as set forth below:

     (m) "Continuing Directors of the Company" means, with the respect to any period of 12 consecutive months, (i) any members of the Board of Directors of the Company on the first day of such period, (ii) any members of the Board of Directors of the Company elected after the first day of such period at any annual meeting of shareholders who were nominated by the Board of Directors or a committee thereof, if a majority of the members of the Board of Directors or such committee were Continuing Directors of the Company within the meaning of clause (i) above at the time of such nomination, and (iii) any members of the Board of Directors of the Company elected to succeed Continuing Directors of the Company by the Board of Directors or a committee thereof, if a majority of the members of the Board of Directors or such committee were Continuing Directors of the Company within the meaning of clause (i) or (ii) above at the time of such election.

3. Existing Section 2(m), "Continuous Status as an Employee or Consultant," through existing Section 2(oo), "Tandem Stock Appreciation Right," are hereby re-lettered as Sections 2(n) through 2(pp), respectively, of the Plan.

4. The remaining terms and provisions of the Plan shall continue in full force and effect.

5. This First Amendment to the Plan was adopted by the Board of Directors on October 7, 1999.